UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 11, 2025

Maximus, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-12997				54-1000588
(State or other jurisdiction of incorporation)	(Commission File Number)				(I.R.S. Employer Identification No.)

1600 Tysons Boulevard	McLean	,	VA		22102
(Address of principal executive offices)					(Zip Code)

Registrant's telephone number, including the area code			(703)	251-8500

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MMS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
At our Annual Meeting of Shareholders held on March 11, 2025, 51,282,172 shares, representing 89.8% of the outstanding common stock of Maximus, Inc. (the "Company") entitled to vote, were represented in person or by proxy. Our shareholders voted as follows:
(a)To elect Anne K. Altman, Bruce L. Caswell, John J. Haley, Jan D. Madsen, Richard A. Montoni, Gayathri Rajan, Raymond B. Ruddy and Michael J. Warren as directors for one-year terms expiring at the 2026 Annual Meeting of Shareholders.

Nominee	Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
Anne K. Altman	48,827,802	770,901	20,480	1,662,989
Bruce L. Caswell	49,260,804	339,537	18,842	1,662,989
John J. Haley	49,097,303	500,954	20,926	1,662,989
Jan D. Madsen	49,481,918	117,376	19,889	1,662,989
Richard A. Montoni	49,186,326	415,647	17,210	1,662,989
Gayathri Rajan	49,374,727	224,382	20,074	1,662,989
Raymond B. Ruddy	48,506,160	1,094,454	18,569	1,662,989
Michael J. Warren	49,410,936	187,267	20,980	1,662,989
(b)To ratify the appointment of KPMG LLP as our independent registered public accounting firm for our 2025 fiscal year.

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
50,757,497	203,828	320,847	—
(c)To approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the compensation discussion and analysis, the compensation tables and any related material contained in the proxy statement.

Total Votes For	Total Votes Against	Abstentions	Broker Non-Votes
48,510,986	773,881	334,316	1,662,989

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maximus, Inc.
(Registrant)

Date: March 11, 2025	/s/ John T. Martinez
John T. Martinez
Chief Legal Officer and Secretary

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